Exhibit 4.1

INDENTURE

between

SYNCHRONOSS TECHNOLOGIES, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Dated as of June 30, 2021

Providing for the Issuance of Debt Securities in Series

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation and tie between the Trust Indenture Act of 1939, as amended and the Indenture, dated as of June 30, 2021

Trust Indenture Act Section	Indenture Section
Sec. 310(a)(1)	607
(a)(2)	607
(b)	608
Sec. 312(c)	701
Sec. 314(a)	703
(c)(1)	102
(c)(2)	102
(e)	102
Sec. 315(b)	601
Sec. 316(a) (last sentence)	101(“Outstanding”)
(a)(1)(A)	502,512
(a)(1)(B)	513
(b)	508
(c)	104(c)
Sec. 317(a)(1)	503
(a)(2)	504
Sec. 318(a)	111

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

Section 703.	Reports by Company	54
Article 8 Consolidation, Merger, Conveyance, Transfer or Lease		55
Article 9 Supplemental Indentures		55
Section 901.	Supplemental Indentures Without Consent of Holders	55
Section 902.	Supplemental Indentures with Consent of Holders	56
Section 903.	Execution of Supplemental Indentures	58
Section 904.	Effect of Supplemental Indentures	58
Section 905.	Conformity with Trust Indenture Act	58
Section 906.	Reference in Securities to Supplemental Indentures	58
Section 907.	Notice of Supplemental Indentures	58
Article 10 Covenants		58
Section 1001.	Payment of Principal, Any Premium, Interest and Additional Amounts	58
Section 1002.	Maintenance of office or agency	59
Section 1003.	Money for Securities Payments to Be Held in Trust	60
Section 1004.	Additional Amounts	61
Section 1005.	Corporate Existence	62
Section 1006.	Company Statement as to Compliance; Notice of Certain Defaults	62
Section 1007.	Calculation of Original Issue Discount	63
Article 11 Redemption of Securities		63
Section 1101.	Applicability of Article	63
Section 1102.	Election to Redeem; Notice to Trustee	63
Section 1103.	Selection by Trustee of Securities to Be Redeemed	63
Section 1104.	Notice of Redemption	64
Section 1105.	Deposit of Redemption Price	65
Section 1106.	Securities Payable on Redemption Date	66
Section 1107.	Securities Redeemed in Part	66
Section 1108.	Optional Redemption Due to Changes in Tax Treatment	67
Article 12 Sinking Funds		67
Section 1201.	Applicability of Article	67
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	67

Section 1203.	Redemption of Securities for Sinking Fund	68
Article 13 Repayment at Option of Holders		69
Section 1301.	Applicability of Article	69
Section 1302.	Repayment of Securities	69
Section 1303.	Exercise of Option	69
Section 1304.	When Securities Presented for Repayment Become Due and Payable	70
Section 1305.	Securities Repaid in Part	70
Article 14 Defeasance and Covenant Defeasance		71
Section 1401.	Company’s Option to Effect Defeasance or Covenant Defeasance	71
Section 1402.	Defeasance and Discharge	71
Section 1403.	Covenant Defeasance	71
Section 1404.	Conditions to Defeasance or Covenant Defeasance	72
Section 1405.	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	74
Section 1406.	Reinstatement	75
Article 15 Meetings of Holders of Securities		75
Section 1501.	Purposes for Which Meetings May Be Called	75
Section 1502.	Call, Notice and Place of Meetings	75
Section 1503.	Persons Entitled to Vote at Meetings	76
Section 1504.	Quorum; Action	76
Section 1505.	Determination of Voting Rights; Conduct and Adjournment of Meetings	77
Section 1506.	Counting Votes and Recording Action of Meetings	78

INDENTURE, dated as of June 30, 2021, between SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation (the “Company”), having its principal office at 200 Crossing Blvd., Bridgewater, New Jersey 07039, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a New York banking, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior or subordinated debentures, notes or other evidences of indebtedness (the “Securities”), which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof and any coupons (as defined herein), as follows:

Article 1

Definitions and Other Provisions of General Application

Section 101.        Definitions.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Article 10.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 611 to authenticate Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law for the relief of debtors.

“Bearer Security” means any Security except a Registered Security.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of a corporate general partner of the partnership; (iii) with respect to a limited liability company, the managing members thereof; and (iv) with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which (i) is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close and (ii) if a payment is to be made in (or a rate is to be ascertained for) Euros, is also a day in which TARGET2 is open for settlement of payments in Euros.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Common Depositary” has the meaning specified in Section 304.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of a Foreign Currency both by the government of one or more countries or by any recognized union, association or confederation of governments that issued such Foreign Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions in such Foreign Currency.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at 2 North LaSalle Street, Suite 700, Chicago, IL 60602, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 240 Greenwich Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“corporation” includes corporations, associations, companies and business or statutory trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Currency” means any currency, composite currency or currency unit and Foreign Currency issued by the government of one or more countries or by any recognized union, confederation or association of such governments.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to Registered Securities of any series for which the Company shall determine that such Registered Securities will be issued in permanent global form, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulations, which in each case, shall be designated by the Company pursuant to Section 301.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“EDGAR” means the SEC’s Electronic Data Gathering and Retrieval System.

“Election Date” has the meaning specified in Section 312(h).

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services under the Indenture, as supplemented by this First Supplemental Indenture.

“Euroclear” means Euroclear Bank S.A./N.V. as operator of Euroclear System, and any successor thereto.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” has the meaning specified in Section 304.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank, designated pursuant to Section 301 or Section 313.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by any Officer of the Company.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Federal Bankruptcy Code” means the U.S. Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Foreign Currency” means any Currency other than Currency of the United States.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other successor entities as have been sanctioned and approved by the Securities and Exchange Commission, approved by a significant segment of the accounting profession, that are applicable at the date of any relevant calculation or determination.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at the Stated Maturity may be more or less than the principal amount thereof at original issuance.

“interest” means, when used with respect to an Original Issue Discount Security the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date” means, when used with respect to any Security, the Maturity of an installment of interest on such Security.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Lien” or “lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or conversion, or otherwise.

“Net Tangible Assets” means the total assets of the Company as reflected in the most recent balance sheet preceding the date of determination prepared in accordance with GAAP consistently applied, less after deducting therefrom (a) all current liabilities excluding current maturities of long-term debt and Capital Lease Obligations and (b) goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets prepared in accordance with GAAP, but excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Officer” means the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by one Officer of the Company who must be the President, the Treasurer, or a Vice President of the Company, that meets the requirements of Section 102.

“Operating Property” means each plant or facility of the Company or a Restricted Subsidiary located within the United States, except any such plant or facility which the Board of Directors of the Company by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon an acceleration of the Maturity thereof.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)      Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)      Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)      Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

(iv)      Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(v)      Securities that have been converted or exchanged for other securities pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been determined to be) due and payable, at the time of such determination, upon an acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or calculation or in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places (which, in the case of Bearer Securities, shall be outside the United States) where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) who has direct responsibility for administration of this Indenture and, for purposes of Section 601 (or subparagraph (3)(b) of the first paragraph of Section 602 to the extent such expanded definition is used), also includes any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary:

(i)      substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States, and

(ii)      which owns or is the lessee of any Operating Property.

Notwithstanding the foregoing, a Subsidiary designated as an “unrestricted subsidiary” in accordance with the procedures agreed to by the Company and the Trustee in a supplemental indenture shall not be a Restricted Subsidiary.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Security or Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 308.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, and (2) any other Person in which the Company or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System, or any successor to such system.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials or services.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 102.        Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant or condition compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 10.6(1)) shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 103.        Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Officer’s Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.        Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company or to all of them. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture (subject to section 315 of the TIA) and conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a global Security (including through its nominee), may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or Securities to be made, given or taken by the Holders, and a Depositary that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in such global Security through such Depositary’s standing instructions and customary practices.

(a)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(b)          The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(c)           The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(d)          If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent, the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.        Notices, etc. to Trustee or the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b)          the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or by overnight delivery service, to the Company addressed to it at the address of the Company’s principal office specified in the first paragraph of this Indenture, to the attention of its General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.        Notice to Holders; Waiver. Except as otherwise expressly provided herein or otherwise specified with respect to any series of Securities pursuant to Section 301, where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving written notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any series of Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in respect of such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause, it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient written notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture, as supplemented by this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 107.        Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108.        Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 109.        Separability Clause. In case any provision in this Indenture or in any Security or any coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110.        Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111.        Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. THIS INDENTURE AND THE SECURITIES AND COUPONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE RESIDING IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS REFERRED TO IN SECTION 1.6(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION

Section 112.        Legal Holidays. Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, to such next succeeding Business Day.

Section 113.        No Recourse. No recourse for the payment of the principal of or premium, if any, or interest on any Security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security or any coupons appertaining thereto, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of the Company or any of its Affiliates or any successor Person of the Company, either directly or through the Company or any of its Affiliates or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

Section 114.        Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture, and shall be governed by such provisions; provided that if any provision of this Indenture modifies any TIA (as defined herein) provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified; provided further that if any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

(a)           “indenture securities” means the Securities;

(b)          “indenture security Holder” means a Holder of a Security;

(c)           “indenture to be qualified” means this Indenture;

(d)          “indenture trustee” or “institutional trustee” means the Trustee; and

(e)           “obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 115.        Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular; and

(e)           provisions apply to successive events and transactions.

Section 116.        Force Majeure(a). In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, nuclear or natural catastrophes and acts of God; earthquakes; fire; flood; acts of war, terrorism and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 117.        Limitation of Liability. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 118.        U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, The Bank of New York Mellon Trust Company, N.A., like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide The Bank of New York Mellon Trust Company, N.A. with such information as it may request in order for The Bank of New York Mellon Trust Company, N.A. to satisfy the requirements of the U.S.A. Patriot Act.

Section 119.        FATCA. Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

Section 120.        OFAC SANCTIONS.

The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers will use any payments made pursuant to the Indenture, as supplemented by this First Supplemental Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Article 2

Security Forms

Section 201.        Forms Generally. The Registered Securities, if any, of each series, the Bearer Securities, if any, of each series and related coupons, the temporary global Securities of each series, if any, and the permanent global Securities of each series, if any, shall be in substantially the forms as shall be established by, or pursuant to a Board Resolution or, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate pursuant to a Board Resolution of the Company, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Securities or coupons as evidenced by their execution of such Securities or coupons. If the forms of Securities or coupons of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or Assistant Secretary of the Company, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities or coupons. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

Section 202.        Form of Trustee’s Certificate of Authentication. Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: ____________________

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Section 203.        Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (h) of Section 301, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding any provisions of Section 307 to the contrary, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i), in the case of a global Registered Security, the Holder thereof, or (ii) in the case of a global Bearer Security, Euroclear or Clearstream.

Article 3

The Securities

Section 301.        Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions of the Company or pursuant to authority granted by one or more Board Resolutions of the Company and, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (a), (b) and (2) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(a)           title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities) and whether such Securities are senior or subordinated;

(b)          any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906, 1107 or 1305);

(c)          the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(d)          the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(e)          the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable (which in the case of Bearer Securities shall be outside the United States), where any Registered Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(f)           the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(g)          the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which, and other terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(h)          if other than minimum denominations of $2,000 and integral multiples of $1,000 above such minimum denomination, the denomination or denominations in which any Registered Securities of the series shall be issuable and, if other than denominations of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(i)            if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(j)            if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon an acceleration of the Maturity thereof pursuant to Section 502, upon redemption of the Securities of the series which are redeemable before their Stated Maturity, upon surrender for repayment at the option of the Holder, or which the Trustee shall be entitled to claim pursuant to Section 502 or the method by which such portion shall be determined;

(k)          if other than Dollar, the Currency or Currencies in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be made or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(l)            whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(m)        whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so paid, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(n)          the designation of the initial Exchange Rate Agent, if any, or any depositaries;

(o)          if Sections 1402 and/or 1403 are not applicable to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen that shall be applicable to the Securities of the series;

(p)          provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(q)          any deletions from, modifications of or additions to the Events of Default or covenants of the Company or with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(r)            whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether such Securities are to be issuable initially in temporary global form, whether such Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for definitive Securities of the series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations), and the circumstances under which and the place or places where any such exchanges may be made and if Securities of the series are to be issuable in global form, the identity of any Depositary therefor;

(s)           the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Bearer Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(t)            the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304; and the extent to which, or the manner in which, any interest payable on a permanent global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

(u)          if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(v)          if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(w)         whether, under what circumstances and the Currency in which the Company will pay Additional Amounts as contemplated by Section 1010 on the Securities of the series to any Holder (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(x)          if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(y)         whether the Securities of the series are subject to subordination and, if so, the terms of such subordination; and

(z)          any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or pursuant to authority granted by one or more Board Resolutions (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the issuance of the first Security of such series.

Section 302.         Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of such series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in a minimum denomination of $2,000 and integral multiples of $1,000 above such minimum denomination and the Bearer Securities of such series, other than the Bearer Securities issued in global form (which may be of any denomination), shall be issuable in the denomination of $5,000.

Section 303.         Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by an individual or individuals duly authorized by the Board of Directors of the Company to execute the Securities and the coupons. The signature of any of these authorized persons on the Securities or coupons may be the manual, facsimile or electronic signatures of the present or any future such authorized person and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual, facsimile or electronic signatures of individuals who were at the time of such execution of the Securities or coupons the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, duly executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture (or such other certificate as may be specified with respect to any series of Security pursuant to Section 301), dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the Board Resolution, Officer’s Certificate pursuant to a Board Resolution, or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate or formula, maturity, any redemption or repayment provisions, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating in effect (subject to customary exceptions):

      (i)      that the form or forms of such Securities and any coupons have been established in conformity with this Indenture;

    (ii)      that the terms of such Securities and any coupons have been established in conformity with this Indenture; and

   (iii)      that such Securities and coupons, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued in the manner and subject to any conditions specified in such Opinion of Counsel, will be the valid and binding obligations of the Company enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally (including without limitation on all laws relating to fraudulent transfers) and to general principles of equity.

Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture is unlawful or will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual, facsimile or electronic signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.        Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or coupons may determine, as conclusively evidenced by their execution of such Securities or coupons, as the case may be. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee, upon receipt of a written instruction, shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities of the same series executed by the Company, in aggregate principal amount equal to the principal amount of such temporary global Security. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof, provided that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301); and provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee or the applicable Paying Agent of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee or the applicable Paying Agent immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with (but otherwise subject to) Article 10.

Section 305.        Registration, Registration of Transfer and Exchange. The Company or the Trustee shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities; provided, however, that there shall be only one Security Register per series of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided and for facilitating exchanges of temporary global Securities for permanent global Securities or definitive Securities, or both, or of permanent global Securities for definitive Securities, as herein provided.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) expressly permitted in or pursuant to the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officer’s Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may reasonably require to save each of them and any Paying Agent harmless.

If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Article 10, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. Unless otherwise specified pursuant to Section 301, all Bearer Securities issued in permanent global form, upon request of the beneficial owner and in accordance with the following provisions, will be exchangeable for definitive Bearer Securities. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a definitive Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906, 1107 or 1305 not involving any transfer.

If at any time the Depositary for any permanent global Registered Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Registered Securities or if at any time the Depositary for such permanent global Registered Securities shall no longer be eligible to so continue under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such permanent global Registered Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or if there has occurred and is continuing an Event of Default with respect to the Securities of any series, the Company will execute, and the Trustee, upon receipt of the Company Order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver such definitive Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such permanent global Registered Securities, in exchange for such permanent global Registered Securities.

The Company may at any time and in its sole discretion determine that any permanent global Registered Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, definitive Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such permanent global Registered Securities, in exchange for such permanent global Registered Securities.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Securities of any series pursuant to the terms thereof established as contemplated by Section 301 or under applicable law with respect to any transfer of any interest in any such Security (including any transfers between or among any depositary (including any Depositary or Common Depositary), or its nominee, as a Holder of a Security issued in global form, any participants in such depositary or owners or holders of beneficial interests in any such global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of such Securities if and as may be so established in respect of such Securities, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

Section 306.        Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Article 10, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307.        Payment of Interest; Interest Rights Preserved; Optional Interest Reset. (a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Article 10; provided, however, that each installment of interest, if any, on any Registered Security (other than a global Security) on an Interest Payment Date may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account located in the United States maintained by the payee.

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest, if any, may be made, in the case of a Bearer Security, by transfer to an account located outside the United States maintained by the payee.

Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate or formula specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                                                                                                     (i)      The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                                                                                                     (i)      The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)          The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.        Optional Extension of Maturity. The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the Stated Maturity set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Maturity of such Security in effect prior to the exercise of such option. If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Maturity, (ii) the new Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Maturity is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company at Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment at Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Maturity.

Section 309.        Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the absolute owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupons be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Trustee and the Securities Registrar shall be entitled to deal with any depositary (including any Depositary or Common Depositary), and any nominee thereof, that is the Holder of any such global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global Security) as the sole Holder of such global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such global Security or for any transfers of beneficial interests in any such global Security.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary (including any Depositary or Common Depositary), as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

Section 310.        Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities and coupons so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and, if requested by the Company in writing, the Trustee shall provide certification of their disposal to the Company, unless by Company Order the Company shall timely direct that cancelled Securities be returned to it.

Section 311.        Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 312.        Currency and Manner of Payments in Respect of Securities.

(a)           Unless otherwise specified with respect to any series of Securities pursuant to Section 301, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered Security or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)          It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a). The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c)           Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date and the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)          If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)           Unless otherwise specified pursuant to Section 301, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)            The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)          The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)          For purposes of this Section 312 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Registered Securities as specified pursuant to clause (m) of Section 301 by which the written election referred to in paragraph (b) above may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to any Foreign Currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee and the Exchange Rate Agent. The Trustee shall be fully justified and protected in conclusively relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Section 313.        Appointment and Resignation of Successor Exchange Rate Agent. (a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the denominated Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(b)          No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee.

(c)           If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

Article 4

Satisfaction and Discharge

Section 401.        Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, and any right to receive Additional Amounts, as contemplated by Article 10) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(a)           either

(i)      all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (A) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (B) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (C) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (D) Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Article 10) have been delivered to the Trustee for cancellation; or

(ii)      all Securities of such series and, in the case of (A) or (B) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(A)       have become due and payable, or

(B)        will become due and payable at their Stated Maturity within one year, or

(C)        if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount, in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)          the Company has paid or caused to be paid all other sums payable hereunder or under the Securities; and

(c)           the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 402 and Article 10, and the penultimate paragraph of Section 1405 shall survive.

Section 402.        Application of Trust Money. All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Money so held in trust is subject to the Trustee’s rights under Section 606.

Article 5

Remedies

Section 501.        Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)      default in the payment of any interest on any Security of that series, or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(ii)      default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(iii)      default in the deposit of any principal payment into the sinking fund, when and as due by the terms of any Security of that series and Article Twelve; or

(iv)      default in the performance, or breach, of any covenant or agreement of the Company in this Indenture which affects or is applicable to the Securities of that series (other than a default in the performance or breach of a covenant or agreement that is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of other series of Securities), and continuance of such default or breach for a period of after receipt of notice given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(v)      the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under Bankruptcy Law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(vi)      the commencement by the Company of a voluntary case or proceeding under Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by them to the entry of a decree or order for relief in respect of the Company is an involuntary case or proceeding under Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against them, or the filing by them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of their property, or the making by them of an assignment for the benefit of creditors, or the admission by them in writing of their inability to pay their debts generally as they become due; or

(vii)      there occurs any other Event of Default provided pursuant to Sections 301 or 901 with respect to Securities of that series.

Section 502.        [RESERVED].

Article 6

The Trustee

Section 601.        Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series and any related coupons; and, provided further, that in the case of any default or breach of the character specified in Section 501 with respect to Securities and coupons of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 602.        Certain Duties, Responsibilities and Rights of Trustee. Subject to the provisions of TIA Sections 315(a) through 315(d):

(i)      except during the continuance of an Event of Default,

(A)       the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)        in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).;

(ii)      if any Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iii)      the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)       this subparagraph (iii) does not limit the effect of subparagraph (i) or (xv) of this Section 602;

(B)        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of the affected series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)      the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(v)      any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(vi)      whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(vii)      the Trustee may consult with counsel of its selection and the advice or any opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(viii)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(ix)      the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

(x)      the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian, or nominee appointed with due care by it hereunder;

(xi)      the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(xii)      in the event that the Trustee is also acting as Paying Agent, Security Registrar or in any other capacity hereunder, the rights, privileges, protections, immunities and benefits afforded to the Trustee pursuant to this Article Six, including, without limitation, its right to be indemnified, shall also be afforded to the Trustee in its capacity as such Paying Agent, Security Registrar or in such other capacity and each agent, custodian and any other Person employed to act hereunder, except that the standard of care applicable to each Paying Agent, Security Registrar, agent, custodian and any other Person employed to act hereunder shall be that of gross negligence and willful misconduct;

(xiii)      the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a Holder of such Securities and such notice references this Indenture and such Securities;

(xiv)      the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(xv)      the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 602.

Section 603.        Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, and in any coupons shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 604.        May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 605.        Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company for the investment thereof.

Section 606.        Compensation and Reimbursement. The Company agrees:

(1)         to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)         except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3)         to indemnify the Trustee and any predecessor trustee and its and their officers, directors, employees, and agents for, and to hold it or them harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without gross negligence or willful misconduct on its or their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself or themselves against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder, or in connection with enforcing the provisions of this Section.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder.

As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities or any coupons.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501, the expenses (including reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder

Section 607.        Corporate Trustee Required; Eligibility; Conflicting Interests; Disqualification. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of U.S. federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series. Nothing contained herein shall prevent the Trustee from filing the application provided for in the second to last sentence of Section 310(b) of the Trust Indenture Act.

Section 608.        Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609 and any and all amounts then due and owing to the Trustee hereunder have been paid in full.

(a)           The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(b)          The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)           If at any time:

(1)         the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)         the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)         the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(d)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(e)           The Company shall give written notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609.        Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim and lien provided for in Section 606.

(a)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its claim and lien provided for in Section 606. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(b)          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article. The Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

Section 610.        Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate and deliver such Securities or coupons either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 611.        Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The Trustee shall have no liability or responsibility for the action or inaction of any Authenticating Agent (that is not the Trustee).

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated: ____________________

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Article 7

Holders’ Lists and Reports by Trustee and Company

Section 701.        Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither of the Company, or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 702.        Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a). The Company will promptly notify the Trustee in writing when any series of Securities are listed on any stock exchange and of any delisting thereof.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange if any, upon which the Securities are listed and with the Company.

Section 703.        Reports by Company. The Company shall:

(a)           Unless available on EDGAR, file with the Trustee, within 15 days after the Company, as the case may be, has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is no longer required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)          file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)           transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of the filing of such a report, its timeliness or any information contained therein or determinable from information contained therein, including compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).

Article 8

Consolidation, Merger, Conveyance, Transfer or Lease

[RESERVED]

Article 9

Supplemental Indentures

Section 901.        Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities and any related coupons in accordance with Article Eight; or

(b)          to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c)           to add any additional Events of Default for the benefit of the Holders of all or any series of Securities and any related coupons (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(d)          to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(e)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision; or

(f)            to secure the Securities; or

(g)          to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Company); or

(h)          to comply with requirements of the Securities and Exchange Commission in order to maintain the qualification of the indenture under the Trust Indenture Act; or

(i)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(j)            to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of Securities into any other security or securities of the Company, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding; or

(k)          to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series and any related coupons in any material respect; or

(l)            to add any guarantee of one or more series of the Securities; or

(m)        to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect.

Section 902.        Supplemental Indentures with Consent of Holders. With the consent of the Holders of a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee and the Company when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such Securities or of modifying in any manner the rights of the Holders of such Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)         change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on any Security of such series; or the terms of any sinking fund with respect to any Security; or reduce the principal amount thereof (or premium, if any) or the rate of interest (or manner of calculating the rate of interest), if any, thereon, or any premium payable upon the redemption thereof, or repayment thereof at the option of the Holder, or the date(s) or period(s) for any redemption or repayment thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Article 10 (except as permitted by Section 901(a)), or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 502, or upon the redemption thereof, or the amount thereof provable in bankruptcy pursuant to Section 502, or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or modify the provisions of this Indenture with respect to the mandatory redemption of Securities or repayment of the Securities at the option of the Holder in a manner adverse to any Holder of any Securities or any coupons appertaining thereto, adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein, or

(2)         reduce the percentage in principal amount of the Outstanding Securities of any series the consent of whose Holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting with respect to Securities of such series, or

(3)         modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.        Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.        Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 905.        Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.        Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered (which delivery, in the case of Bearer Securities, shall occur only outside the United States) by the Trustee in exchange for Outstanding Securities of such series.

Section 907.        Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give written notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

Article 10

Covenants

Section 1001.    Payment of Principal, Any Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture. Any interest due on any Bearer Security on or before the Maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature.

Section 1002.    Maintenance of office or agency. The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company shall maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium, interest or Additional Amounts with respect to Bearer Securities shall be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on and any Additional Amounts with respect to any such Security may be made at the Corporate Trust Office of the Trustee or any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company in the Borough of Manhattan, The City of New York, and the Trustee as the Paying Agent for such purpose. The Company may subsequently appoint a different office or agency in the Borough of Manhattan, The City of New York for the Securities of any series and a different Paying Agent.

Section 1003.    Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)           hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(b)          give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company. Anything in this Section 10.3 to the contrary notwithstanding, in the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest.

Section 1004.    Additional Amounts. If any Securities of a series provide for the payment of Additional Amounts, the Company agrees to pay to the Holder of any such Security or any coupon appertaining thereto Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or any coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest on the Securities of such series shall be made to Holders of Securities of such series or the coupons appertaining thereto who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of such series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons, and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section.

Section 1005.    Corporate Existence. Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and their respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company or any Restricted Subsidiary to preserve any such existence (other than the Company), right or franchise if the Company or any Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 1006.    Company Statement as to Compliance; Notice of Certain Defaults. (1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

(a)           a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision, and

(b)          to the best of his or her knowledge, based on such review, (i) the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default.

(3) The Trustee shall have no duty to monitor the Company's compliance with the covenants contained in this Article 10.

Section 1007.    Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount, if any, of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

Article 11

Redemption of Securities

Section 1101.    Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.    Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the case of a partial redemption, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103.    Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, subject to applicable law, and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1104.    Notice of Redemption. Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, all notices of redemption shall state:

(i)      the Redemption Date,

(ii)      the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given, together with the amount of accrued interest, if any, to the Redemption Date,

(iii)      if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(iv)      in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of the same series of like tenor of authorized denominations for the principal amount thereof remaining unredeemed,

(v)      that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(vi)      the Place or Places of Payment (which in the case of Bearer Securities shall be outside the United States) where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing on or after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(vii)      that the redemption is for a sinking fund, if such is the case,

(viii)      that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(ix)      if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on such Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

(x)      the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP, ISIN or other similar numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP, ISIN or other similar number or numbers on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers,

(xi)      the Euroclear or the Clearstream reference numbers of such Security, if any, and

(xii)      such other matters as the Company shall deem desirable or appropriate.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

Section 1105.    Deposit of Redemption Price. On or prior to 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Article 10) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof which are to be redeemed on that date.

Section 1106.    Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Article 10) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Article 10) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in or contemplated by such Security.

Section 1107.    Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 1108.    Optional Redemption Due to Changes in Tax Treatment. Each series of Securities may be redeemed at the option of the Company (or their successors) in whole but not in part at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if (i) the Company is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United States (or in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or (ii) any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United States (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of issuance of such series pursuant to Section 301(w) (or in the case of a successor Person to the Company, the date on which such successor Person became such). Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, the Company will deliver to the Trustee an Officer’s Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have been satisfied.

Article 12

Sinking Funds

Section 1201.    Applicability of Article. Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202.    Satisfaction of Sinking Fund Payments with Securities. Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company, together, in the case of any Bearer Securities of such series, with all unmatured coupons appertaining thereto, and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 1203.    Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Article 10) in cash a sum equal to the principal (and premium, if any) and any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.

Article 13

Repayment at Option of Holders

Section 1301.    Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1302.    Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at the Repayment Price thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Article 10) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1303.    Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, except as otherwise specified as contemplated by Section 301 for Securities of such series, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire Repayment Price of such Security is to be repaid in accordance with the terms of such Security, the portion of the Repayment Price of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of such Security surrendered that is not to be repaid, must be specified. Any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 1304.    When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the Repayment Price of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Article 10) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Article 10) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in or contemplated by such Security.

Section 1305.    Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, and of like tenor, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

Article 14

Defeasance and Covenant Defeasance

Section 1401.    Company’s Option to Effect Defeasance or Covenant Defeasance. Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article Fourteen shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1402, or covenant defeasance of or within a series under Section 1403 in accordance with the terms of such Securities and in accordance with this Article.

Section 1402.    Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any related coupons on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any related coupons, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and any related coupons and this Indenture insofar as such Securities and any related coupons are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities and any related coupons to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any related coupons when such payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 304, 305 and 306 and Article 10 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1010 and such obligations as shall be ancillary thereto, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder including, without limitation, Section 606 and the penultimate paragraph of Section 1405 and (iv) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities and any related coupons.

Section 1403.    Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Article 8 and Article 10, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities and any related coupons on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related coupons shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any related coupons, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501 or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any related coupons shall be unaffected thereby.

Section 1404.    Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any related coupons:

(a)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any related coupons, (A) an amount (in such Currency in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities and any related coupons, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b)          No Default or Event of Default with respect to such Securities or any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the provisions of Section 501(v) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

(d)          In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and such defeasance had not occurred.

(e)           In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and such covenant defeasance had not occurred.

(f)            Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(g)          The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

(h)          Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted.

(i)            Such defeasance or covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust will be registered under the Investment Company Act or exempt from registration thereunder.

(j)            Such defeasance or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act.”

Section 1405.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Article 10, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of such Outstanding Securities and any related coupons shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any related coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any related coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any related coupons. Notwithstanding anything to the contrary contained herein, the foregoing sentence shall survive the termination of this Indenture and the earlier resignation or removal of the Trustee.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 1406.    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security or any related coupon following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities and any related coupons to receive such payment from the money held by the Trustee or Paying Agent.

Article 15

Meetings of Holders of Securities

Section 1501.    Purposes for Which Meetings May Be Called. If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502.    Call, Notice and Place of Meetings.

(a)           The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in The City of New York or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)          In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

Section 1503.    Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1504.    Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of such series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i)      there shall be no minimum quorum requirement for such meeting; and

(ii)      the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 1505.    Determination of Voting Rights; Conduct and Adjournment of Meetings. Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(a)           The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(b)          At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him (determined as specified in the definition of “Outstanding” in Section 101); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(c)           Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506.    Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated. The provisions of articles 86 to 94.8 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, are hereby excluded.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The exchange of copies of this Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Indenture or the Securities to the contrary notwithstanding, for the purposes of the transactions contemplated by this Indenture, the Securities and any document to be signed in connection with the Indenture or the Securities (including the Securities and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Company Orders, Company Requests and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ Jeff Miller
Name: Jeff Miller
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A-1

FORM OF CERTIFICATE TO BE GIVEN BY
PERSON ENTITLED TO RECEIVE BEARER SECURITY
OR TO OBTAIN INTEREST PAYABLE PRIOR
TO THE EXCHANGE DATE
CERTIFICATE
[Insert title or sufficient description
of Securities to be delivered]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Synchronoss Technologies, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$] __________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

A-1-1

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signatory)
Name:
Title:

A-1-2

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY [_____]
AND [_________] IN
CONNECTION WITH THE EXCHANGE OF A PORTION OF A
TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST
PAYABLE PRIOR TO THE EXCHANGE DATE
CERTIFICATE
[Insert title or sufficient description
of Securities to be delivered]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]__________ principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Synchronoss, Technologies, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

A-2-1

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

(To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable)

[____________]

[_________]

By

A-2-2